BLACKROCK MULTI-STATE MUNICIPAL SERIES TRUST

Certificate of Amendment to Declaration of Trust

The undersigned, constituting at least a majority of the Trustees of BlackRock Multi-State Municipal Series Trust (the “Trust”), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to the Declaration of Trust of the Trust, dated the 2nd day of August, 1985, as amended (as so amended, the “Declaration”), do hereby certify that the Trustees of the Trust, acting pursuant to the third sentence of Section 11.3 of the Declaration, have duly adopted the following amendment to the Declaration:

VOTED: That Section 10.2 of the Declaration be, and it hereby is, amended by adding a new sentence following the fourth sentence of such Section, as follows:

Notwithstanding the foregoing or the provisions of Sections 11.2, 11.3, 11.4, and 11.5 hereof that require a vote by each Series of the Trust voting separately, in the case of the election or removal of Trustees, or any other matter on which the 1940 Act requires a vote by Shareholders of the Trust voting together as a single class and not by Series, all Series of the Trust shall vote together as one class (a “Trust-Wide Vote”), and with respect to such Trust-Wide Vote, the required votes by the Shareholders of a Series set forth herein or in such Sections shall be interpreted to mean the required vote by the Shareholders of the Trust as a whole.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment in duplicate original counterparts as of this 2nd day of March, 2023.

Signature	Title	Signature	Title
/s/ Cynthia L. Egan Cynthia L. Egan	Trustee	/s/ R. Glenn Hubbard R. Glenn Hubbard	Trustee

/s/ Frank J. Fabozzi Frank J. Fabozzi	Trustee	/s/ W. Carl Kester W. Carl Kester	Trustee

/s/ Lorenzo A. Flores Lorenzo A. Flores	Trustee	/s/ Catherine A. Lynch Catherine A. Lynch	Trustee

/s/ Stayce D. Harris Stayce D. Harris	Trustee	/s/ Robert Fairbairn Robert Fairbairn	Trustee

/s/ J. Phillip Holloman J. Phillip Holloman	Trustee	/s/ John M. Perlowski John M. Perlowski	Trustee

The Declaration, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name “BlackRock Multi-State Municipal Series Trust” refers to the Trustees under the Declaration collectively as trustees, but not individually, and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust Property only shall be liable.